Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference in this Registration Statement on Form S-1 (Registration No. 333-XXXXXX) of our report dated September 25, 2008 relating to the consolidated financial statements of energiUS, LLC for the period ended August 31, 2008, and to the reference to our firm under the caption “Experts” in the Prospectus.

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, California

October 1, 2008